SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

_____________________

Date of report: June 30, 2005
(Date of earliest event reported)

LIMELIGHT MEDIA GROUP, INC.
(Exact name of Registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

0-09358	88-0441338
(Commission File No.)	(I.R.S. Employer Identification No.)

8000 Centerview Parkway
Cordova, Tennessee 38018
(Address of principal executive offices; zip code)

(901) 757-0195
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01	Entry into a Material Definitive Agreement.

The description of the agreements contained in Item 2.01 is incorporated herein by reference.

SECTION 2 - FINANCIAL INFORMATION

Item 2.01	Completion of Acquisition or Disposition of Assets.

On June 30, 2005, we acquired all of the outstanding capital stock of IMPART, Inc., a Washington corporation (“IMPART”). IMPART is a provider of in-store media and communications solutions, among other media products and services. The transaction was structured as a reorganization of IMPART with and into Limelight Merger II Corp., a Washington corporation (“LMIIC”) and a newly-formed, wholly-owned subsidiary of our company. The acquisition was effected pursuant to an Agreement and Plan of Merger dated as of June 30, 2005 (the “Merger Agreement”), by and among our company, IMPART and LMIIC.

The aggregate purchase price for the capital stock of IMPART consisted of 165.5 million shares of our common stock, which shares were valued at approximately $13 million, or $.08 per share. Such amount will be payable through the issuance to the former Impart shareholders of approximately 105 million restricted shares of our common stock at the closing under the Merger Agreement and the issuance of approximately 57.5 million restricted shares of our common stock (the “Deferred Shares”) on the later of (i) the completion date of the audit of IMPART’s financial statements as of and for the six months ending June 30, 2005 or (ii) the effective date of our re-incorporation under Delaware law (as discussed below). If the total liabilities of IMPART (as reflected on such financial statements) exceed $1.7 million, the number of Deferred Shares will be reduced in accordance with the formula set forth in the Merger Agreement.

Concurrently with the consummation of the acquisition, we entered into a Registration Rights Agreement with the former IMPART shareholders. Under the terms of such agreement, at any time after June 30, 2007, the holders of at least 51% of the shares issued to the former IMPART shareholders have the right to cause us to register under the Securities Act of 1933 the shares of common stock issued to such holders in the acquisition. In addition, such holders have unlimited “piggy-back” and S-3 registration rights.

We also entered into a Lock Up Agreement with the former IMPART shareholders and David V. Lott, our Chief Executive Officer, pursuant to which such persons have agreed not to transfer their unregistered shares of our common stock for a period of twelve (12) months (with limited exceptions).

Effective upon the consummation of the acquisition, certain executive officers of IMPART were appointed as executive officers of our company. Laird Laabs, IMPART’s President, was appointed President of our company; Joseph Martinez, IMPART’S Chief Executive Officer, was appointed Chief Financial Officer of our company; Steven Corey, IMPART’s Chief Strategy Officer, was appointed Chief Strategy Officer of our company; and Thomas Muniz, IMPART’s Chief Operating Officer and Chief Technology Officer, was appointed Chief Operating Officer and Chief Technology Officer of our company. We entered into an employment agreement with each such officer that provides for, among other things, a three-year employment term and an annual base salary of $120,000. Each employment agreement also provides that, in the event the executive's employment is terminated for any reason other than (i) by us for Cause (as defined) or (ii) by the executive for Good Reason (as defined), we will pay to the executive a severance amount equal to his annual base salary, pro-rated, for the lesser of (x) the remainder of the original term of the agreement or (y) twelve (12) months following the effective date of termination. We also entered into an employment agreement with David Lott, our Chief Executive Officer, on substantially the same terms. In addition, the executive officers of IMPART prior to the acquisition will hold the same positions with IMPART, Inc., our wholly-owned subsidiary.

As further described under Item 5.02, Philip Worack and Kirk Krajewski resigned as directors of our company effective upon the closing of the acquisition. The vacancies created by such resignations were filled by Laird Laabs, our newly-appointed President, and Joseph Martinez, our newly-appointed Chief Financial Officer. In consideration of their service as directors, we issued to Messrs. Worack and Krajewski three-year warrants to purchase 2,000,000 shares and 1,000,000 shares, respectively, of our common stock at an exercise price of $0.05 per share (the “Director Warrants”).

In connection with the transactions contemplated by the Merger Agreement, on June 30, 2005, our board of directors approved, subject to stockholder approval, a proposal to change the state of our incorporation from Nevada to Delaware within ninety (90) days of the closing. Following the closing of the acquisition of IMPART, David Lott and each of the former IMPART shareholders, who collectively owned more than 54% of our outstanding common stock, consented to such re-incorporation. In connection with such re-incorporation, every ten shares of our common stock shall be converted into the right to receive on e shares of common stock of the Delaware corporation.

On July 6, 2005, we issued a press release announcing the consummation of the transactions described herein, a copy of which is filed herewith as Exhibit 99.1.

The above description of the acquisition and the material agreements is not a complete description of the material terms of the transaction or the material agreements and is qualified in its entirety by reference to the agreements entered into in connection with the transaction, copies of which are included as exhibits to this Current Report on Form 8-K.

SECTION 3 - SECURITIES AND TRADING MARKETS

Item 3.02	Unregistered Sales of Equity Securities.

On June 30, 2005, in connection with the closing of the transaction discussed in Item 2.01 above, we issued approximately 105 million shares of our common stock to the former shareholders of IMPART. Such issuance was made in reliance on the exemption from registration provided by Section 4(2) of the Securities Act, on the basis that such issuance did not involve a public offering, no underwriting fees or sales commissions were paid by us in connection with such issuance and each former IMPART shareholder represented that it was an “accredited investor,” as defined in the Securities Act of 1933, as amended.

On June 30, 2005, we issued the Director Warrants described in Item 2.01. Such issuance was made in reliance on the exemption from registration provided by Section 4(2) of the Securities Act, on the basis that such issuance did not involve a public offering, no underwriting fees or sales commissions were paid by us in connection with such issuance and Messrs. Worack and Krajewski were each an “accredited investor,” as defined in the Securities Act of 1933, as amended.

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.01	Changes in Control of Registrant.

As a result of the transactions described in Item 2.01, a change of control of our company may be deemed to have occurred. The description of the transactions contained in Item 2.01 is incorporated herein by reference.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors Appointment of Principal Officers.

(b) Effective June 30, 2005, Philip Worack and Kirk Krajewski resigned as directors of our company. Such resignations were tendered pursuant to the terms of the Merger Agreement described under Item 2.01. To our knowledge, such resignations were not tendered because of a disagreement with such directors relating to our operations, policies or practices.

Effective June 30, 2005, David Lott, who served as our President, Chief Executive Officer and Chief Financial Officer prior to the acquisition of IMPART described under Item 2.01, resigned as our President and Chief Financial Officer. Mr. Lott’s resignations were tendered pursuant to the terms of the Merger Agreement. Mr. Lott continues to serve as our Chief Executive Officer.

(c) Effective June 30, 2005, we appointed Laird Laabs as President, Joseph Martinez as Chief Financial Officer, Steven Corey as Chief Strategy Officer and Thomas Muniz as Chief Operating Officer and Chief Technology Officer. The positions filled by Messrs. Laabs and Martinez were previously held by Mr. Lott and the positions filled by Messrs. Corey and Muniz were previously vacant. The description of the employment agreements contained in Item 2.01 is incorporated by reference herein. The biographical information regarding such officers required by this Item is set below.

Laird Laabs.
Mr. Laabs was a co-founder of IMPART and has served as one of its directors and as an executive officer since IMPART’s incorporation in 1984. Since 2004, he has served as its President. Since 1995, Mr. Laabs has also served as Vice President and a director of Media SideStreet Corporation, a company that provides subscription-based media content (“MSSC”). Mr. Laabs is a graduate of Arizona State University.

Joseph Martinez.
Since 2004, Mr. Martinez has served a director of IMPART and as its Chief Financial Officer. From 2003 until 2004, he was a financial advisor to IMPART. In 2002, Mr. Martinez formed Core Venture Partners, LLC, a merchant-banking and financial advisory firm. From 1998 to 2002, he was the President and CEO of Centaur Partners, a Silicon Valley based investment bank. Mr. Martinez has more than 25 years of combined operational and financial experience. He holds graduate degrees from the University of Denver.

Steven Corey.
Mr. Corey was a co-founder of IMPART and has served as its Chairman since IMPART’s incorporation in 1984. He also serves as a director of MSSC. For the past twenty years, Mr. Corey has been an entrepreneur in the areas of digital media services and other high technology. He attended the University of Oregon.

Thomas Muniz.
Since 2003, Muniz has served as IMPART’s Chief Operating Officer and Chief Technology Officer. He is also a co-founder, President and a director of MSSC. He has over 24 years of experience in the high technology, multimedia industry. Mr. Muniz holds a bachelor degree in electrical engineering from Michigan’s Lawrence Institute of Technology.

(d) Effective June 30, 2005, pursuant to the terms of the Merger Agreement described under Item 2.01, the vacancies on our board of directors created by the resignations disclosed in paragraph (b) above were filled by Laird Laabs and Joseph Martinez. To date, such directors have not been named to any committees of our board of directors.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Financial statements, if any, required by this Item will be filed by within the time period prescribed by this Item.

(b)	Pro Forma Financial Information.

Pro forma financial information, if any, required by this item will be filed by within the time period prescribed by this item.

(c)	Exhibits.

Number	Documents

2.1	Agreement and Plan of Merger, dated as of June 30, 2005, by and among our company, Limelight Merger II Corp. and IMPART, Inc.

10.1	Registration Rights Agreement, dated as of June 30, 2005, by and among our company and the other signatory parties thereto.

10.2	Lock Up Agreement, dated as of June 30, 2005, by and among our company and the other signatory parties thereto.

10.3	Lock Up Agreement, dated as of June 30, 2005, by and among our company and David V. Lott.

10.4	Employment Agreement, dated as of June 30, 2005, by and between our company and David V. Lott.

10.5	Employment Agreement, dated as of June 30, 2005, by and between our company and Laird Laabs.

10.6	Employment Agreement, dated as of June 30, 2005, by and between our company and Joseph Martinez.

10.7	Employment Agreement, dated as of June 30, 2005, by and between our company and Steven Corey.

10.8	Employment Agreement, dated as of June 30, 2005, by and between our company and Thomas Muniz.

10.9	Warrant Certificate, dated June 30, 2005, by our company in favor of Philip Worack.

10.10	Warrant Certificate, dated June 30, 2005, by our company in favor of Kirk Krajewski.

99.1	Press Release, dated July 6, 2005, announcing the acquisition of IMPART, Inc. and the other transactions described herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

LIMELIGHT MEDIA GROUP, INC.

Date: July 7, 2005	By: /s/ David V. Lott
David V. Lott
Chief Executive Officer

EXHBIT INDEX

Number	Documents

2.1	Agreement and Plan of Merger, dated as of June 30, 2005, by and among our company, Limelight Merger II Corp. and IMPART, Inc.

10.1	Registration Rights Agreement, dated as of June 30, 2005, by and among our company and the other signatory parties thereto.

10.2	Lock Up Agreement, dated as of June 30, 2005, by and among our company and the other signatory parties thereto.

10.3	Lock Up Agreement, dated as of June 30, 2005, by and among our company and David V. Lott.

10.4	Employment Agreement, dated as of June 30, 2005, by and between our company and David V. Lott.

10.5	Employment Agreement, dated as of June 30, 2005, by and between our company and Laird Laabs.

10.6	Employment Agreement, dated as of June 30, 2005, by and between our company and Joseph Martinez.

10.7	Employment Agreement, dated as of June 30, 2005, by and between our company and Steven Corey.

10.8	Employment Agreement, dated as of June 30, 2005, by and between our company and Thomas Muniz.

10.9	Warrant Certificate, dated June 30, 2005, by our company in favor of Philip Worack.

10.10	Warrant Certificate, dated June 30, 2005, by our company in favor of Kirk Krajewski.

99.1	Press Release, dated July 6, 2005, announcing the acquisition of IMPART, Inc. and the other transactions described herein.